SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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LANNETT COMPANY, INC.

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(Name of Registrant as Specified in Its Charter)

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Lannett Company, Inc.
13200 Townsend Road
Philadelphia, PA 19154
215-333-9000
www.Lannett.com

December 7, 2017

Dear Lannett Company, Inc. Stockholders:

It is my pleasure to invite you to the 2018 Annual Meeting of Stockholders of Lannett Company, Inc. which will be held on January 17, 2018 at 9:00 am EST, at The Breakers Palm Beach, One South County Road, Palm Beach, FL 33480.

The purpose of the meeting is to (i) elect six members of our Board of Directors, (ii) vote to ratify the selection of Grant Thornton, LLP as our independent auditors, (iii) obtain an advisory vote on the compensation of the Company’s executive officers, (iv) obtain an advisory vote on the frequency of future advisory votes on executive compensation, and (v) to transact such other business as may properly come before the Annual Meeting.

Your vote is important.  Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement, in its entirety, and vote your shares.  Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We look forward to seeing you at the Annual Meeting should you be able to attend.

Thank you.

/s/ Jeffrey Farber
December 7, 2017	Jeffrey Farber
Philadelphia, Pennsylvania	Chairman of the Board

LANNETT COMPANY, INC.

9000 STATE ROAD

PHILADELPHIA, PENNSYLVANIA 19136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 17, 2018

TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.

The 2018 annual meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation, (the “Company” or “Lannett”) will be held on January 17, 2018 at 9:00 a.m., local time, at The Breakers Palm Beach, One South County Road, Palm Beach, Florida 33480, for the following purposes:

1.              To elect six (6) members of the Board of Directors (the “Board”) to serve until the next Annual Meeting of Stockholders;

2.              To ratify the selection of Grant Thornton, LLP as independent auditors for the fiscal year ending June 30, 2018;

3.              To obtain a non-binding advisory vote on the compensation of the Company’s executive officers;

4.              To obtain a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

5.              To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

Only stockholders of record at the close of business on December 5, 2017 are entitled to notice and to vote at the 2018 Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting.  Please vote by completing and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted.

By Order of the Board of Directors

/s/ Jeffrey Farber
December 7, 2017	Jeffrey Farber
Philadelphia, Pennsylvania	Chairman of the Board

LANNETT COMPANY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 17, 2018

ATTENDANCE AND VOTING MATTERS

DATE, TIME, AND PLACE OF MEETING

This Proxy Statement is provided to you by the Board of Directors (the “Board”) of Lannett Company, Inc. (“Lannett” or the “Company”) in connection with the 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held on January 17, 2018 at 9:00 a.m., local time, at The Breakers Palm Beach, One South County Road, Palm Beach, Florida 33480, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.  We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders on or about December 21, 2017 to all stockholders of the Company entitled to vote at the Annual Meeting.

VOTING METHODS

You may vote on matters to come before the Annual Meeting in three ways:

•                  You may come to the Annual Meeting and cast your vote in person; or

•                  You may vote by internet or phone by following the instructions set forth on the proxy card; or

•                  You may vote by signing and returning the enclosed proxy card by mail.  If you do so, the individuals named on the card will vote your shares in the manner you indicate.  You may revoke your proxy at any time prior to the Annual Meeting by sending written notice to the Secretary of the Company at 13200 Townsend Road, Philadelphia, Pennsylvania 19154, or by attending the meeting.

If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”), you will need to bring a legal proxy obtained from your broker.

You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 5, 2017.  As of the record date, there were 37,699,791 shares of Lannett common stock outstanding.  Stockholders are not entitled to cumulative voting in the election of directors.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business.  If the holders of a majority of Lannett common stock are present at the meeting, in person or by proxy, a quorum will exist.  Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

VOTE NECESSARY FOR ACTION

Directors are elected by a plurality vote of shares present in person or by proxy at the Annual Meeting.  Each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter.  For any proposal, an abstention will have the same effect as a vote against the proposal.  Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

BOARD OF DIRECTORS

The Role of the Board and Risk Oversight

The Board is responsible for overall corporate governance as well as for management and the strategic direction of the Company as a whole.  The corporate governance guidelines are available at www.lannett.com.  The Board and various committees of the Board meet regularly to discuss operating and financial reports presented by the Company, including but not limited to the Chief Executive Officer, Chief Financial Officer, and other members of management.

Assessing and managing risk is the responsibility of management; however the Board, through the Audit Committee, provides oversight and reviews various details regarding the Company’s risk mitigation efforts.  The Board is engaged in the Company’s strategic planning efforts, which include evaluating the objectives and risks associated with these initiatives.

Through the Board’s committees, the Board maintains broad oversight over various functions within the Company.  The Audit Committee, under its charter, reviews and discusses risk exposures and the steps management has taken to monitor and mitigate each risk.  The Compensation Committee and the Governance and Nominating Committee monitor risks associated with succession planning and the attraction and retention of talent, as well as risks related to the design of compensation programs within the Company.

The Board has adopted a Code of Business Conduct and Ethics (the “code of ethics”).  The code of ethics applies to all employees including the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller, and other finance employees.  The code of ethics is publicly available on our website at www.lannett.com.  If the Company makes any substantive amendments to the code of ethics or grants any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

The Board has established effective anti-hedging and anti-pledging policies.  We have an insider trading policy - which among other restrictions - prohibits employees, officers and Directors, including Named Executive Officers (“NEOs”), from entering into short sales, calls or any other hedging transaction involving Lannett securities.  In addition, the Board has a policy that prohibits Directors and NEOs from pledging Lannett stock.  None of our Directors or NEOs has pledged Lannett stock as collateral for a personal loan or other obligations.

The members of the Board are expected to attend all Board meetings whether in person or via teleconference.  Additionally, members of the Board are expected to attend the Annual Meeting.

The Board met four times during the fiscal year ended June 30, 2017 (“Fiscal 2017”).  In addition to meetings of the Board, Directors attended meetings of individual Board committees.  Each of the Directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member during Fiscal 2017.  All Directors were present at the 2017 Annual Meeting.

This past year the Board was actively engaged in interviewing CEO-level board candidates with the intention of adding industry experts to its ranks.  In this endeavor, the Board was successful and is happy to report that on July 1, 2017, Mr. Patrick LePore joined the Board as an independent director.  Mr. LePore is the former Chairman and CEO of a $1 billion revenue generic and specialty pharmaceutical company, as well as an experienced public company director.  We are currently seeking board candidates with a strong, strategic understanding and vision of the dynamic and changing generic and specialty pharmaceutical landscape.  In addition, the Board remains cognizant of the unique benefits that diverse board candidates (e.g., race, gender, age, etc.) can bring to organizational performance, corporate strategy, and shareholder value creation; therefore, we keenly consider this factor in our search process.

Regarding CEO succession planning, on September 25, 2017, the Board publicly announced it had begun a search for a new Chief Executive Officer.  Together with global executive recruiting firm, Spencer Stuart, a Search Committee consisting of Directors Mr. Jeffrey Farber, Mr. Patrick LePore, Mr. Albert Paonessa III, and Mr. David Drabik, have been conducting a rigorous selection process.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that a majority of our Directors should meet New York Stock Exchange (“NYSE”) independence requirements.  The director will not be considered independent unless the Board determines that the director meets the NYSE independence requirements and has no relationship that in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director.

Our Board leadership structure is one under which Jeffrey Farber serves as Chairman of the Board.  We currently have six other Directors, including Arthur P. Bedrosian, Chief Executive Officer.  Five of the seven Directors currently serving on the Board of Directors are “independent” as defined by the NYSE.  Effective January 1, 2018, Albert Paonessa III, one of our current Directors will no longer be considered to be independent under the NYSE standards.  The Board has four permanent committees: the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Strategic Planning Committee.  In addition, the non-management members of the Board of Directors meet regularly without management directors or management personnel present.

The Board believes that the role of Chairman of the Board and Chief Executive Officer should be separate and that the Chairman should not be an employee of the Company.  The Board believes that this separation benefits the stockholders in the form of increased oversight.  As further oversight, the independent Board members also meet throughout the year in executive sessions where neither management personnel nor other non-independent directors are present.  In the Company’s case, this would exclude both Jeffrey Farber, Chairman of the Board and Arthur P. Bedrosian, Chief Executive Officer.

Lead Independent Director

The Board has established the policy of having a Lead Independent Director — to be elected by and from the independent Directors - if the Chairman of the Board is not an independent Director.  As our current Chairman of the Board is not an independent Director, the independent Directors elected an independent Director, David Drabik, to be the Lead Independent Director subject to an annual review by the independent Directors and subject to being re-elected as a director.

The role of the Lead Independent Director includes:

•                                          Collaborating with the Chairman of the Board to set and approve the Board agenda;

•                                          The authority to call and chair executive sessions of the independent Directors;

•                                          Briefing the Chairman of the Board on issues discussed in executive sessions;

•                                          Serving as liaison between the Chairman of the Board and the independent Directors; and

•                                          Serving as liaison between the Chief Executive Officer and the independent Directors outside of formal Board meetings.

Overall, we believe that the separation of the Chairmanship and Chief Executive Officer positions, our strong committee system, and regular non-management director and independent director meetings allow for effective Board oversight of management.

Communicating with the Board of Directors

Interested persons may contact the non-management directors by sending written comments to 13200 Townsend Road, Philadelphia, Pennsylvania 19154 Attn: Board of Directors.  The original communication as addressed or a summary of the submissions will be forwarded to the directors for discussion in the next directors meeting.  If a summary of the communication is provided, the original communication will be maintained on file and available for the directors’ review upon request.

Board Committees

The Board has four permanent committees - Audit Committee, Compensation Committee, Governance and Nominating Committee and Strategic Planning Committee. There were nine Audit Committee meetings, four Governance and Nominating Committee meetings, five Compensation Committee meetings, and one Strategic Planning Committee meeting held during Fiscal 2017.  The following table shows the directors who are currently members of each Board Committee:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee	Strategic Planning Committee
Jeffrey Farber	—	—	—	Member
Arthur P. Bedrosian, J.D.	—	—	—	Member
David Drabik	Member	Member	Chairman	Member
Paul Taveira	Member	Chairman	Member	—
James M. Maher	Chairman	Member	Member	—
Albert Paonessa, III (1)	—	Member	—	Chairman
Patrick LePore (2)	—	—	Member	Member

(1) As of January 1, 2018, Mr. Paonessa will no longer be an independent director and will no longer be a member of the Compensation Committee.

(2) Mr. LePore joined the Governance and Nominating Committee and Strategic Planning Committee in November 2017.

The Audit Committee has responsibility for overseeing the Company’s financial reporting process on behalf of the Board.  In addition, Audit Committee responsibilities include selection of the Company’s independent auditors, conferring with the independent auditors regarding their audit of the Company’s consolidated financial statements, pre-approving and reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls.  The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.  The charter describes the nature and scope of the Audit Committee’s responsibilities.  All members of the Audit Committee are independent directors as defined by the rules of the NYSE.  See “Report of the Audit Committee.”

Financial expert on Audit Committee:  The Board has determined that James M. Maher, current director and chairman of the audit committee, is the audit committee financial expert as defined in section 3(a)(58) of the Exchange Act and the related rules of the Commission.

The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation of the executive officers of the Company.  For a discussion on the Compensation Committee’s process and factors used in determining executive compensation refer to “Compensation Discussion and Analysis” starting on page 13.  The Compensation Committee also administers the Company’s equity compensation plans.  The Compensation Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.  All members of the Compensation Committee are independent directors as defined by the rules of the NYSE.  Effective January 1, 2018, Albert Paonessa III will no longer be considered an independent director under NYSE standards and will no longer be a member of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during Fiscal 2017 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board.

The Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and for recommending such individuals for nomination.  All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.  Other factors considered in identifying and evaluating candidates include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the pharmaceutical industry and public companies, as well as the ability of the individual to devote the necessary time to service as a director.  Although the Governance and Nominating Committee does not have a formal diversity policy, it believes diversity is an important factor in determining the composition of the Board.

Once a person has been identified by the Governance and Nominating Committee as a potential candidate, the Governance and Nominating Committee performs a robust review, which includes collection of outside information, to include publicly available information and all other relevant information available to determine if the person should be considered further.  Once this determination has been made the person is contacted.  If the person expresses a willingness and interest to be considered to serve on the Board, the Governance and Nominating Committee will request further information from the candidate including resumes, references and other relevant information.  A formal interview process is then held.  The Governance and Nominating Committee will then consider all information, qualifications, and accomplishments, including comparisons to other potential candidates before making its final decision.

The Governance and Nominating Committee will also consider candidates recommended by stockholders.  All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Governance and Nominating Committee or recommended by a stockholder.  To have a candidate considered by the Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•                  The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of ownership; and

•                  The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be considered as a director nominee if recommended by the Governance and Nominating Committee to the Board and nominated by the Board to be included in the proxy statement for election at the Annual Meeting.

The stockholder recommendation and information described above must be sent to the Company at 13200 Townsend Road, Philadelphia, Pennsylvania 19154, and must be received not less than 120 days prior to the anniversary date of the Company’s most recent Annual Meeting.

The Governance and Nominating Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.  All members of the Governance and Nominating Committee are independent directors as defined by the rules of the NYSE.

The Strategic Planning Committee oversees the Company’s medium and long-term business strategies, including the decisions regarding new product initiatives, joint ventures and alliances, new markets and other matters related to the Company’s long-term planning process.  The Strategic Planning Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.lannett.com.

Executive Sessions of Independent Directors

In accordance with the rules and regulations of the NYSE, non-management independent directors meet at regularly scheduled executive sessions without management participation.  At least once a year, an executive session is held with only independent Directors.  Executive sessions are chaired by the Lead Independent Director.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors (as defined in section 303(A) of the NYSE listing company manual) and maintains a written charter in accordance with rules of the NYSE.

Management is primarily responsible for the Company’s financial statements and related internal controls over financial reporting.  The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and related internal controls over financial reporting.  The Audit Committee’s responsibility is to monitor the Company’s financial reporting and internal control processes and to review the performance and independence of the Company’s independent registered public accounting firm.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared, in all material respects, in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee has received from its independent registered public accounting firm written communications regarding the matters required to be discussed with the Audit Committee.  These matters included information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.  The Committee discussed these matters with the Company’s independent registered public accounting firm, with and without management present.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board, and the Audit Committee discussed the firm’s independence with the independent registered public accounting firm.  The Audit Committee also pre-approved all fiscal 2017 audit and non-audit services and fess and concluded that the non-audit services performed and related fees did not impair the independence of the independent registered public accounting firm.

Based upon the Audit Committee’s discussions and reviews referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 as filed with the Securities and Exchange Commission.

Audit Committee:

James M. Maher (Chairman)
David Drabik
Paul Taveira

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 31, 2017, information regarding the security ownership of the directors and certain executive officers of the Company and persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock.  Although grants of restricted stock under the Company’s 2006, 2011 and 2014 Long Term Incentive Plans (“LTIPs”) generally vest equally over a three-year period from the grant date, the restricted shares are included below because the voting rights with respect to such restricted stock are acquired immediately upon grant.

Name and Address of
Beneficial Owner /		Excluding Options (*)					Including Options (**)
Director / Executive Officer	Office	Shares Held Directly	Shares Held Indirectly	Total Shares		Percent of Class	Number of Shares		Percent of Class

John M. Abt 13200 Townsend Road Philadelphia, PA 19154	VP of Quality	8,520	0	8,520	(1)	0.02%	10,218	(1),(2)	0.03%

Arthur P. Bedrosian 13200 Townsend Road Philadelphia, PA 19154	Chief Executive Officer	686,423	53,000	739,423	(3)	1.96%	1,195,471	(3),(4)	3.11%

David Drabik 13200 Townsend Road Philadelphia, PA 19154	Director	31,552	0	31,552		0.08%	31,552		0.08%

Robert Ehlinger 13200 Townsend Road Philadelphia, PA 19154	VP and Chief Information Officer	23,346	0	23,346	(5)	0.06%	49,535	(5),(6)	0.13%

Jeffrey Farber 13200 Townsend Road Philadelphia, PA 19154	Chairman of the Board, Director	2,059,859	2,512,327	4,572,186	(7)	12.14%	4,572,186	(7)	11.91%

David Farber 13200 Townsend Road Philadelphia, PA 19154		1,930,870	2,280,399	4,211,269	(8)	11.18%	4,211,269	(8)	10.97%

Jeffrey and Jennifer Farber Family Foundation 2354 Bellingham Drive Troy, MI 48083		1,455,498	0	1,455,498	(9)	3.86%	1,455,498	(9)	3.79%

David and Nancy Farber Family Foundation 2354 Bellingham Drive Troy, MI 48083		1,431,443	0	1,431,443	(10)	3.80%	1,431,443	(10)	3.73%

Farber Family LLC 2354 Bellingham Drive Troy, MI 48083		528,142	0	528,142	(11)	1.40%	528,142	(11)	1.38%

Farber Investment LLC 2354 Bellingham Drive Troy, MI 48083		38,000	0	38,000	(12)	0.10%	38,000	(12)	0.10%

Martin Galvan 13200 Townsend Road Philadelphia, PA 19154	Chief Financial Officer	39,232	0	39,232	(13)	0.10%	197,814	(13),(14)	0.52%

Samuel H. Israel 13200 Townsend Road Philadelphia, PA 19154	Chief Legal Officer, General Counsel	18,223	0	18,223	(15)	0.05%	18,223	(15)	0.05%

John Kozlowski 13200 Townsend Road Philadelphia, PA 19154	Chief Operating Officer	18,248	0	18,248	(16)	0.05%	35,782	(16),(17)	0.09%

Patrick G. LePore 13200 Townsend Road Philadelphia, PA 19154	Director	1,700	0	1,700		0.00%	1,700		0.00%

James M. Maher 13200 Townsend Road Philadelphia, PA 19154	Director	27,297	0	27,297		0.07%	27,297		0.07%

Albert Paonessa, III 13200 Townsend Road Philadelphia, PA 19154	Director	14,082	0	14,082		0.04%	14,082		0.04%

Kevin R. Smith 13200 Townsend Road Philadelphia, PA 19154	SVP of Sales and Marketing	18,703	0	18,703	(18)	0.05%	92,146	(18),(19)	0.24%

Name and Address of
Beneficial Owner /		Excluding Options (*)				Including Options (**)
Director / Executive Officer	Office	Shares Held Directly	Shares Held Indirectly	Total Shares	Percent of Class	Number of Shares	Percent of Class

Paul Taveira 13200 Townsend Road Philadelphia, PA 19154	Director	31,775	0	31,775	0.08%	31,775	0.08%

All directors and executive officers as a group (13 persons)		2,978,960	2,565,327	5,544,287	14.72%	6,277,781	16.35%

(1)                  Includes 4,428 unvested shares received pursuant to restricted stock awards granted in March 2015, July 2015 and July 2016.

(2)                  Includes 1,313 vested options to purchase common stock at an exercise price of $59.20 per share and 385 vested options to purchase common stock at an exercise price of $31.30 per share.

(3)                  Includes 53,000 shares owned by Arthur P. Bedrosian’s wife and daughter.  Mr. Bedrosian disclaims beneficial ownership of these shares.  Includes 8,124 unvested shares received pursuant to restricted stock awards granted in July 2015, July 2016 and November 2016.

(4)                  Includes 30,000 vested options to purchase common stock at an exercise price of $2.80 per share, 75,000 vested options to purchase common stock at an exercise price of $6.94 per share, 89,500 vested options to purchase common stock at an exercise price of $3.55 per share, 64,000 vested options to purchase common stock at an exercise price of $4.16 per share, 90,000 vested options to purchase common stock at an exercise price of $13.86 per share, 96,000 vested options to purchase common stock at an exercise price of $34.77 per share, 10,186 vested options to purchase common stock at an exercise price of $59.20 per share and 1,362 vested options to purchase common stock at an exercise price of $31.30 per share.

(5)                  Includes 4,213 unvested shares received pursuant to restricted stock awards granted in July 2015, July 2016 and November 2016.

(6)                  Includes 11,667 vested options to purchase common stock at an exercise price of $13.86 per share, 10,000 vested options to purchase common stock at an exercise price of $34.77 per share, 4,200 vested options to purchase common stock at an exercise price of $59.20 per share, and 322 vested options to purchase common stock at an exercise price of $31.30 per share.

(7)                  Includes 1,455,498 shares held by the Jeffrey and Jennifer Farber Family Foundation which is managed by Jeffrey Farber.  Jeffrey Farber disclaims beneficial ownership of these shares.  Includes 528,142 shares held by Farber Family LLC (“FFLLC”) which is managed by Jeffrey and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares.  Includes 73,408 shares held by Jeffrey Farber as custodian for his children, 17,279 shares held as joint custodian with David Farber for a relative and also includes 38,000 shares held by Farber Investment Company (“FIC”).  Jeffrey Farber and David Farber each beneficially own 25% of FIC and each disclaim beneficial ownership of all but 9,500 shares held by FIC Includes 400,000 shares held by a Grantor Retained Annuity Trust, in which Jeffrey Farber is the trustee.

(8)                  Includes 1,431,443 shares held by the David and Nancy Family Foundation.  David Farber disclaims beneficial ownership of these shares.  Includes 528,142 shares held by FFLLC which is managed by Jeffrey and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares.  Includes 265,535 shares held by David Farber as custodian for his children and 17,279 shares held as joint custodian with Jeffrey Farber for a relative.  Also includes 38,000 shares held by FIC.  Jeffrey Farber and David Farber each beneficially own 25% of FIC and each disclaim beneficial ownership of all but 9,500 shares held by FIC.

(9)                  Jeffrey and Jennifer Farber Family Foundation is managed by Jeffrey Farber.

(10)             David and Nancy Farber Family Foundation is managed by David and Nancy Farber.

(11)             Farber Family LLC is managed by Jeffrey Farber and David Farber.

(12)             Farber Investment LLC is beneficially owned 25% each by Jeffrey and David Farber and 50% by Larry Farber.

(13)             Includes 5,101 unvested shares received pursuant to restricted stock awards granted in July 2015, July 2016 and November 2016.

(14)             Includes 40,000 vested options to purchase common stock at an exercise price of $4.73 per share, 32,000 vested options to purchase common stock at an exercise price of $4.16 per share, 50,000 vested options to purchase common stock at an exercise price of $13.86 per share, 30,000 vested options to purchase common stock at an exercise price of $34.77 per share and 5,993 vested options to purchase common stock at an exercise price of $59.20 per share, and 589 vested options to purchase common stock at an exercise price of $31.30 per share.

(15)             Relates to unvested shares received pursuant to restricted stock awards granted in July 2017.

(16)             Includes 14,169 unvested shares received pursuant to restricted stock awards granted in July 2015, July 2016, November 2016, September 2017 and October 2017.

(17)             Includes 4,000 vested options to purchase common stock at an exercise price of $4.16 per share, 9,334 vested options to purchase common stock at an exercise price of $13.86 per share, and 4,200 vested options to purchase common stock at an exercise price of $34.77 per share.

(18)             Includes 4,817 unvested shares received pursuant to restricted stock awards granted in July 2015, July 2016 and November 2016.

(19)             Includes 11,667 vested options to purchase common stock at an exercise price of $4.16 per share, 30,000 vested options to purchase common stock at an exercise price of $13.86 per share, 26,000 vested options to purchase common stock at an exercise price of $34.77 per share, 5,253 vested options to purchase common stock at an exercise price of $59.20 per share and 523 vested options to purchase common stock at an exercise price of $31.30 per share.

*   Percent of class calculation is based on 37,667,411 outstanding shares of common stock at October 31, 2017.

** Assumes that all options exercisable within sixty days have been exercised.

The following table sets forth, as of November 6, 2017, information regarding the names and addresses of the shareholders known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,764,500	(1)	9.99%

Deerfield Management, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	3,087,587	(2)	8.20%

The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	2,609,670	(3)	6.93%

Snow Capital Management, L.P. 2000 Georgetown Drive, Suite 200 Sewickley, PA 15143	2,526,240	(4)	6.71%

Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	1,898,649	(5)	5.04%

(1)              Based on Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 8, 2017.  BlackRock, Inc. has sole voting power over 3,705,233 shares, shared voting power over 0 shares, sole dispositive power over 3,764,500 shares and shared dispositive power over 0 shares.

(2)              Based on Schedule 13G filed by Deerfield Management, L.P. with the SEC on November 6, 2017.  Deerfield Management, L.P. has sole voting power over 0 shares, shared voting power over 3,087,587 shares, sole dispositive power over 0 shares, and shared dispositive power over 3,087,587 shares.

(3)              Based on Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2017.  The Vanguard Group has sole voting power over 33,952 shares, shared voting power over 3,298 shares, sole dispositive power over 2,573,978 shares and shared dispositive power over 35,692 shares.

(4)              Based on Schedule 13G/A filed by Snow Capital Management, L.P. with the SEC on February 6, 2017.  Snow Capital Management, L.P. has sole voting power over 2,404,017 shares, shared voting power over 0 shares, sole dispositive power over 2,526,240 shares, and shared dispositive power over 0 shares.

(5)              Based on Schedule 13G filed by Invesco Ltd. with the SEC on February 14, 2017.  Invesco Ltd. has sole voting power over 1,898,649 shares, shared voting power over 0 shares, sole dispositive power over 1,898,649 shares, and shared dispositive power over 0 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during Fiscal 2017 all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners under Section 16(a) of the Exchange Act were complied with in a timely manner.

DIRECTORS AND OFFICERS

The directors and executive officers of the Company are set forth below:

	Age	Position
Directors:

Jeffrey Farber	57	Chairman of the Board

Arthur P. Bedrosian	71	Director

David Drabik	49	Director; Lead Independent Director

Paul Taveira	58	Director

James M. Maher	65	Director

Albert Paonessa, III	57	Director

Patrick LePore	62	Director

Officers:

Arthur P. Bedrosian	71	Chief Executive Officer

Martin P. Galvan	65	Vice President of Finance, Chief Financial Officer and Treasurer

John Kozlowski	45	Chief Operating Officer

Samuel H. Israel	56	Vice President, Chief Legal Officer and General Counsel

Kevin R. Smith	57	Senior Vice President of Sales and Marketing

John M. Abt	52	Vice President of Quality

Robert Ehlinger	60	Vice President and Chief Information Officer

Jeffrey Farber - See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Farber.

David Drabik — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Drabik.

Paul Taveira — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Taveira.

James M. Maher — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Maher.

Albert Paonessa, III — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Paonessa.

Patrick LePore — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. LePore.

Arthur P. Bedrosian, J.D., was promoted to President of the Company in May 2002 and CEO in January of 2006.  Previously, he served as the Company’s Vice President of Business Development from January 2002 to April 2002.  Mr. Bedrosian was elected as a Director in February 2000 and served to January 2002.  Mr. Bedrosian was re-elected a Director in January 2006.  Mr. Bedrosian has operated generic drug manufacturing, sales and marketing businesses in the healthcare industry for many years.  Prior to joining the Company, from 1999 to 2001, Mr. Bedrosian served as President and Chief Executive Officer of Trinity Laboratories, Inc., a medical device and drug manufacturer.  Mr. Bedrosian also operated Pharmaceutical Ventures Ltd, a healthcare consultancy, Pharmeral, Inc. a drug representation company selling generic drugs and Interal Corporation, a computer consultancy to Fortune 100 companies. Mr. Bedrosian holds a Bachelor of Arts Degree in Political Science from Queens College of the City University of New York and a Juris Doctorate from Newport University in California.

Martin P. Galvan, CPA was appointed as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer in August 2011.  Immediately prior to joining the Company, he was Chief Financial Officer of CardioNet, Inc., a medical technology and service company.  From 2001 to 2007, Mr. Galvan was employed by Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007.  Prior to the acquisition, he served as Executive Vice President, Chief Financial Officer and Director Investor Relations.  From 1999 to 2001, Mr. Galvan served as Chief Financial Officer of Rodel, Inc., a precision surface technologies company in the semiconductor industry.  From 1979 to 1998, Mr. Galvan held several positions with Rhone-Poulenc Rorer Inc., a pharmaceutical company, including Vice President, Finance — The Americas; President & General Manager, RPR Mexico & Central America; Vice President, Finance, Europe/Asia Pacific; and Chief Financial Officer, United Kingdom & Ireland.  Mr. Galvan began his career with the international accounting firm Ernst & Young LLP.  He earned a Bachelor of Arts degree in economics from Rutgers University and is a member of the American Institute of Certified Public Accountants.

John Kozlowski joined the Company in 2009 as Corporate Controller and was promoted in 2016 to Vice President Financial Operations & Corporate Controller.  In October 2017, Mr. Kozlowski was promoted to Chief Operating Officer.  Prior to joining the Company, Mr. Kozlowski served in senior finance and accounting roles for Optium Corporation and Finisar Australia.  He earned a Bachelor of Arts degree in finance from James Madison University and a Masters of Business Administration degree from Rider University.

Samuel H. Israel joined the Company in July 2017 as Vice President, Chief Legal Officer and General Counsel.  Prior to joining the Company, Mr. Israel was a partner with Fox Rothschild, a national, full-service law firm, with 22 offices that provide services in more than 60 practice areas.  He served as chair of the firm’s Pharmaceutical and Biotechnology Practice and handled a variety of commercial litigation matters.  Mr. Israel earned a bachelor of science degree in chemical engineering from the University of Pennsylvania and a juris doctor degree with honors from Rutgers University School of Law.

Kevin R. Smith joined the Company in January 2002 as Vice President of Sales and Marketing.  From 2000 to 2001, he served as Director of National Accounts for Bi-Coastal Pharmaceutical, Inc., a pharmaceutical sales representation company.  From 1999 to 2000, he served as National Accounts Manager for Mova Laboratories Inc., a pharmaceutical manufacturer.  From 1991 to 1999, Mr. Smith served as National Sales Manager at Sidmak Laboratories, a pharmaceutical manufacturer.  Mr. Smith has extensive experience in the generic sales market and brings to the Company a vast network of customers, including retail chain pharmacies, wholesale distributors, mail-order wholesalers and generic distributors.  Mr. Smith has a Bachelor of Science Degree in Business Administration from Gettysburg College.

John M. Abt joined the Company in March 2015 as Vice President of Quality.  Prior to joining the Company, Mr. Abt held senior level positions in both quality and operations and has extensive knowledge in pharmaceutical manufacturing, quality, strategy, business improvement and site transformation.  Prior to joining the Company, he most recently served as Teva Pharmaceuticals’ Vice President Global Quality Strategy, overseeing the development and implementation of strategy and associated initiatives for the global quality organization.  Before that, he held a number of leadership positions of increasing responsibility in operations, continuous improvement, quality systems and compliance.  He earned his Doctorate in Business Administration from Temple University, Masters of Administrative Science in Business Management from Johns Hopkins University and a Bachelor of Science in Biochemistry from Niagara University.

Robert Ehlinger joined the Company in July 2006 as Chief Information Officer.  In June 2011, Mr. Ehlinger was promoted to Vice President of Logistics and Chief Information Officer.  Prior to joining Lannett, Mr. Ehlinger was the Vice President of Information Technology at MedQuist, Inc., a healthcare services provider, where his career spanned 10 years in progressive operational and technology roles.  Prior to joining MedQuist, Mr. Ehlinger was with Kennedy Health Systems as their Corporate Director of Information Technology supporting acute care and ambulatory care health information systems and biomedical support services.  Earlier on, Mr. Ehlinger was with Dowty Communications where he held various technical and operational support roles prior to assuming the role of International Distribution Sales Executive managing the Latin America sales distribution channels.  Mr. Ehlinger received a Bachelor’s of Arts degree in Physics from Gettysburg College in Gettysburg, PA.

To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director, executive officer, or significant employee during the past ten years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2017 Executive Compensation Program. It provides an overview of the compensation program for the following Named Executive Officers (“NEOs”) and how the Compensation Committee of the Board of Directors (“the Committee”) made its decisions for our 2017 fiscal year.

NEO	Title/Role
Arthur P. Bedrosian	Chief Executive Officer (“CEO”)
Martin P. Galvan	Vice President of Finance, Chief Financial Officer and Treasurer
Kevin Smith	Senior Vice President of Sales and Marketing
Robert Ehlinger	Vice President of Logistics and Chief Information Officer
John M. Abt	Vice President of Quality

Say on Pay Results in 2015

At our annual shareholders meeting in January 2012, our shareholders supported a triennial cycle for “say-on-pay” advisory votes relating to our Executive Compensation Program for NEOs. At that time, and again in January 2015, we provided our shareholders with the opportunity to approve, or to vote against, the compensation of our NEOs, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The next “say on pay” vote will occur in January 2018, at which time our shareholders will also be asked to vote on the frequency of future “say on pay” proposals. At our January 2015 meeting, approximately 96% of the shareholders who voted on the “say-on-pay” proposal supported our program.

Although this vote is non-binding, its outcome, along with shareholder feedback and the competitive business environment, plays an important role in how the Committee makes decisions about the program’s structure. To this end, during the past few years, the Committee conducted periodic reviews of the Executive Compensation Program, monitored industry practices and sought feedback from some of our largest investors.

The following pages of this CD&A highlight performance results since Fiscal 2014 that have had a direct impact on the compensation paid to our NEOs over the same period of time. It looks specifically at the performance measures used in the short- and long-term incentive awards under the Executive Compensation Program that the Committee believes drive shareholder value. It also describes recently approved changes for Fiscal 2018 to further align our Executive Compensation Program with our objectives and best competitive practice.

A Word About Risk

The Committee believes that incentive plans, along with the other elements of the Executive Compensation Program, provide appropriate rewards to our NEOs to keep them focused on our goals. The Committee also believes that the program’s structure, along with its oversight, continues to provide a setting that does not encourage the NEOs to take excessive risks in their business decisions.

Executive Summary

Business Highlights

The Company achieved a number of strategic milestones in Fiscal 2017, including the ongoing success related to the integration of the Kremers Urban Pharmaceuticals Inc. (“KUPI”) acquisition, which closed in November 2015 and significantly increased our product portfolio and scope of operations.  We also continued to execute on our management restructuring plan which resulted in the realization of transaction-related synergies.  In addition, we reduced debt to strengthen our balance sheet. After several years of extraordinary performance through Fiscal 2015, our profitability and total shareholder return results were lower in Fiscal 2016 and 2017, primarily due to competitive pressures in the generic pharmaceutical market from consolidation among the largest chains and wholesalers into consortium purchasing groups, which resulted in lower average selling prices for our products.  The decline in our Fiscal 2017 performance results adversely impacted executive pay levels as discussed further below.

Compared with Fiscal 2016 results, and based on GAAP, we increased Total Net Sales in Fiscal 2017 by approximately 17%, while Operating Income declined by 34%, and Diluted Loss Per Share declined to $(0.02).  Year over year comparisons were impacted by a variety of factors, such as the inclusion of a full year of KUPI revenues in Fiscal 2017, the introduction of Medicaid’s Inflation-Adjusted Rebate program that became effective January 1, 2017 which resulted in additional rebate costs, and higher cost of sales, operating expenses, and interest expense.  Fiscal 2017 results include approximately $88.1 million in impairment charges, a $4.0 million adjustment to the Fiscal 2016 Settlement Agreement with a former customer, $11.1 million in acquisition-related and restructuring expenses, and certain other non-recurring costs.  Excluding these items, and on a non-GAAP basis, Adjusted Operating Income declined by approximately 6% and Adjusted earnings per diluted share declined by approximately 16% compared with Fiscal 2016 results.  In addition, our stock price has been negatively impacted by short-sellers who currently represent more than half of the Company’s public float.  As a result, our stock price decreased by approximately 15% during the 12-month period ending June 30, 2017 and by a total of approximately 60% over the past three years.

Our acquisitions of KUPI and Silarx, Inc. (which closed in June 2015) further diversified our product portfolio and expanded our customer base. Our leadership team has worked diligently to integrate KUPI into our Company and expects to achieve annualized synergies of $50 million by the end of Fiscal 2018 and $65 million by the end of Fiscal 2020.  We also reduced debt by $178.2 million in Fiscal 2017, which will help lower future interest expense.  While Fiscal 2017 profitability was unfavorably impacted by the KUPI acquisition, we continue to believe this transaction positions the Company for long-term growth and shareholder value creation.

In addition, we continued to make important advances in product development and mix, market share, and in our regulatory approval process, allowing us to efficiently and safely place our products that span a variety of categories on the market.  As of June 30, 2017, we had approximately 100 products available to the market, with an additional 19 Abbreviated New Drug Applications (“ANDAs”) pending regulatory approval.  We also continue to capitalize on our strategic partnerships, both domestically and internationally.

Key financial performance highlights, as reported in accordance with GAAP requirements and including the impact of the KUPI acquisition, include:

Total Net Sales ($000s)
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$273,771
$406,837
$542,493
$633,341
FY 2014
FY 2015
FY 2016
FY 2017

Operating Income ($000s)
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$88,089
$226,487
$130,758
$86,446
FY 2014
FY 2015
FY 2016
FY 2017

Diluted Earnings (Loss) Per Share
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
($0.50)
$1.62
$4.04
$1.20
($0.02)
FY 2014
FY 2015
FY 2016
FY 2017

Indexed 4-Year TSR (from 6/30/2013)
600
500
400
300
200
100
0
2014
2015
2016
2017
Lannett
Peer Group Average†
NYSE

†Peer Group average pertains to the Fiscal 2017 peer group.

Comparison of CEO Pay (In Year Earned) Versus Performance

The following charts compare CEO pay with Company performance, as measured by diluted Earnings (Loss) Per Share and indexed Total Shareholder Returns (“TSR”), between fiscal years 2014 and 2017.  To more accurately demonstrate the alignment between executive pay and Company performance, comparisons include annual equity grants in the year earned, as opposed to the year granted.  This approach differs from current reporting requirements for the Summary Compensation Table and Grants of Plan-Based Awards Table, which reflect equity award values in the year of grant.  Except for a modest equity grant to recognize the ongoing success related to the integration of KUPI, no short-term or long-term incentive awards were earned by our CEO or other NEOs in Fiscal 2017, with pro forma total compensation for our CEO declining by approximately 54% as compared with Fiscal 2016. While NEO pay is tied to a variety of performance criteria and other factors, we believe these selected charts demonstrate our commitment to aligning executive pay with Company performance.

Fiscal 2017 Executive Compensation Program Changes

As our Company grows, the Committee is committed to the evolution and improvement of our Executive Compensation Program to ensure alignment with our business strategy and shareholder interests, as well as best competitive practices.  The Committee made the following adjustments to the program’s core compensation elements for 2017:

What’s Changed	How It’s Changed	Explanation
Short-Term Incentives (“Annual Bonus”)	• Increased the target award opportunity for the CEO from 80% of salary to 90% of salary, to improve pay competitiveness.

No changes were made to performance metrics or weightings. Mr. Bedrosian’s target award opportunity was increased to position target annual cash compensation more in line with 50th percentile market values.

Long-Term Incentives

•                  Increased target award opportunities for several NEOs to improve pay competitiveness, with grants for Fiscal 2017 performance to be provided through a value mix of 45% restricted stock, 30% stock options, and 25% performance-based restricted stock.

•                  Grant levels will continue to be tied to Company performance, and can range from 0% to 150% of target awards based on actual results versus pre-established goals.

The Committee continued to link equity grant levels to Company performance to strengthen alignment with shareholder interests. A performance-based restricted stock component tied to relative total shareholder return was introduced to further align executive and shareholder interests.

Our Commitment to Sound Corporate Governance

In order to align our executive compensation program with long-term shareholder interests, we have adopted a variety of sound corporate governance practices, as illustrated in the following table:

What We Do	What We Don’t Do
• Emphasize variable incentives to align pay with performance	• Provide multi-year pay guarantees within employment agreements
• Tie incentive compensation to multiple performance metrics that reinforce key business objectives	• Allow stock option repricing without shareholder approval
• Place primary emphasis on equity compensation to align executive and shareholder interests	• Permit stock hedging or pledging activities
• Use stock ownership guidelines for executive officers and non-employee directors	• Provide uncapped incentive awards
• Maintain a clawback policy allowing for the recoupment of excess compensation in the event of a material financial restatement and fraud or misconduct	• Pay tax gross-ups on any awards
• Engage an independent compensation consultant to advise the Compensation Committee	• Provide excessive executive perquisites

Overview of the Executive Compensation Program

Our Philosophy

A fundamental objective of our Executive Compensation Program is to focus our executives on creating long-term shareholder value — all aspects of our program are rooted in this goal and designed around the following guiding principles:

•                  Pay for performance: A significant portion of compensation should be variable and directly linked to corporate and individual performance goals and results.

•                  Competitiveness: Compensation should be sufficiently competitive to attract, motivate and retain an executive team fully capable of driving exceptional performance.

•                  Alignment: The interests of executives should be aligned with those of our shareholders through equity-based compensation and performance measures that help to drive shareholder value over the long term.

To support these guiding principles, our program includes the following compensation elements:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of compensation that reflects position responsibilities, strategic importance of the position and individual experience.
Short-Term Incentives (Annual Bonus)	Cash (Variable)

Provides a cash-based award that recognizes the achievement of corporate goals in support of the annual business plan, as well as specific, qualitative and quantitative individual goals for the most recently completed fiscal year.

Long-Term Incentives	Equity (Variable)	Provides incentives for management to execute on financial and strategic goals that drive long-term shareholder value creation and support the Company’s retention strategy.

Target Compensation Mix

The charts below show that most of our NEO’s target compensation for Fiscal 2017 is variable (79% for our CEO and an average of 67% for our other NEOs).  Variable pay includes the target value of short-term cash incentives (“STI”), stock options, and restricted stock.

Based upon Fiscal 2017 compensation as reported in the Summary Compensation Table on page 25 of this Proxy Statement, variable pay represents 25% of total pay for our CEO and average total pay for our other NEOs.  This mix reflects no annual incentives earned in Fiscal 2017 under the Annual Bonus Plan (shown as STI), below-target equity grants in Fiscal 2017 based on Fiscal 2016 Company performance, and one-time special recognition restricted stock awards for the ongoing integration of KUPI granted in Fiscal 2017.

How Compensation Decisions Are Made

•                  The Role of the Compensation Committee. The Committee, composed entirely of independent directors, is responsible for making executive compensation decisions for the NEOs.  The Committee works closely with its independent compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”), and management to examine pay and performance matters throughout the year.  The Committee’s charter, which sets out its objectives and responsibilities, can be found at our website at www.lannett.com under Investor Relations.

The Committee has authority and responsibility to establish and periodically review our Executive Compensation Program and compensation philosophy.  Importantly, the Committee also has the sole responsibility for approving the corporate performance goals upon which compensation for the CEO is based, evaluating the CEO’s performance and determining and approving the CEO’s compensation, including equity-based compensation, based on the achievement of his goals.  The Committee also reviews and approves compensation levels for other NEOs, taking into consideration recommendations from the CEO.

In making its determinations, the Committee considers market data and advice from Pearl Meyer, as well as budgets, reports, performance assessments and other information provided by management.  It also considers other factors, such as the experience, skill sets, and contributions of each NEO towards our overall success.  However, the Committee is ultimately responsible for all compensation-related decisions for the NEOs and may exercise its own business judgment when evaluating performance results and making compensation decisions.

Timing of Committee Meetings and Grants; Option and Share Pricing

The Committee meets as necessary to fulfill its responsibilities, and the timing of these meetings is established during the year.  The Committee holds special meetings from time to time as its workload requires.  Annual equity grants typically occur after finalizing fiscal year end performance results.  Historically, annual grants of equity awards were typically approved at a meeting of the Committee in August/September of each year to reward prior year performance.  Beginning with grants made in Fiscal 2015, annual equity grants occur in the July/August time frame, reflecting the Company’s status change to a large accelerated filer (with an expedited filing date requirement) as a result of our strong growth and significant increase in equity market capitalization.  Individual grants (for example, associated with the timing of a new NEO or promotion to an NEO position) and special recognition awards may occur at any time of year.  The exercise price of each stock option and fair value of restricted stock awarded to our NEOs is the closing price of our common stock on the date of grant.

•                  The Role of the CEO. The CEO does not play any role in the Committee’s determination of his own compensation.  However, he presents the Committee with recommendations for each element of compensation including base salaries and short- and long-term incentive awards for the other NEOs, as well as non-executive employees who are eligible for equity grants.  The CEO bases these recommendations upon his assessment of each individual’s performance, as well as market practice.  The Committee has full discretion to modify the recommendations of the CEO in the course of its approvals.

•                  The Role of the Independent Consultant. The Committee consults, as needed, with an outside compensation consulting firm.  As it makes decisions about executive compensation, the Committee reviews data and advice from its consultant about current compensation practices and trends among publicly-traded companies in general and comparable generic pharmaceutical companies in particular.  The Committee also reviews recommendations from its outside consultant and makes recommendations to the Board about the compensation for non-employee directors.

In Fiscal 2016, Pearl Meyer was retained by the Committee, as its independent consultant, to review the competitiveness of the Executive Compensation Program.  Pearl Meyer provided the Committee with compensation data with respect to similarly sized biopharmaceutical and life sciences companies and consulted with the Committee about a variety of issues related to competitive compensation practices and incentive plan designs. Pearl Meyer was also retained by the Committee in Fiscal 2017 to review the competitiveness of the Executive Compensation Program and to provide ongoing advice relating to the Executive Compensation Program.  The Committee assessed the independence of Pearl Meyer pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Committee.

Peer Group & Benchmarking

The Committee evaluates industry-specific and general market compensation practices and trends to ensure the Executive Compensation Program is appropriately competitive.  When making decisions about the program for Fiscal 2017, the Committee considered publicly-available data, as well as a market study conducted by Pearl Meyer in May 2016.  The Pearl Meyer study developed market values using a blend of peer group proxy pay data for the companies shown below as well as published survey data for the broader life sciences industry.  Using this information, the Committee compared our program to the compensation practices of other companies which the Committee believes are comparable to the Company in terms of size, scope and business complexity (the “peer group”).  As shown below, the Company ranked in the upper half of the peer group in terms of employee headcount, at the 50th percentile for net sales and profitability, and between the 25th and 50th percentiles for enterprise value.

	Fiscal Year	Enterprise	Fiscal Year	Fiscal
	End # of	Value	End Operating	Year End	Cumulative	Cumulative
	Employees	6/30/2017	Income	Sales	3 YR TSR	5 YR TSR
Company Name	(000s)	($mm)	($mm)	($mm)	6/30/2017	6/30/2017
Aceto Corp.	270	$771	$58	$559	-11.7%	83.5%
Akorn, Inc.	2,325	$4,687	$372	$1,117	0.9%	112.7%
Albany Molecular Research Inc.	3,085	$1,529	$8	$570	7.9%	751.0%
Cambrex Corporation.	1,295	$1,847	$130	$489	188.6%	535.0%
Depomed, Inc.	490	$1,198	$24	$456	-22.7%	88.8%
Horizon Pharma plc	1,050	$3,217	$48	$981	-25.0%	66.5%
Impax Laboratories Inc.	1,495	$1,812	$91	$824	-46.3%	-20.6%
INSYS Therapeutics, Inc.	423	$757	$11	$242	-19.0%	253.0%
Jazz Pharmaceuticals plc	1,040	$10,813	$637	$1,488	5.8%	245.5%
Prestige Brands Holdings, Inc.	525	$4,948	$279	$881	55.8%	234.0%
The Medicines Company	410	$2,990	$(338)	$168	30.8%	65.7%
United Therapeutics Corporation	750	$4,690	$1,062	$1,599	46.6%	162.7%

Lannett Company, Inc.	1126	$1,542	$86	$633	-58.9%	381.1%
% Rank	67%	33%	50%	50%	—	83%

For purposes of a subsequent market pay analysis conducted by Pearl Meyer in April 2017, the Committee maintained the same peer group as shown above, other than to exclude The Medicines Company on the basis of size. The Committee uses external market data as a reference point to ensure the Company’s executive compensation program is sufficiently competitive to attract, retain, and motivate highly experienced and talented NEOs.  The Committee generally seeks to position target total direct compensation for NEOs at or near 50th percentile market values for comparable positions, but does not utilize a purely formulaic benchmarking approach.  Based on the May 2016 Pearl Meyer study, target total direct compensation, including the sum of base salary plus target short-term and long-term incentives, was below the competitive range (defined as +/- 10%) of 50th percentile market values for Messrs. Bedrosian, Galvan and Smith, within the range for Mr. Ehlinger, and above the range for Mr. Abt.  Excluding Mr. Bedrosian, whose target pay was just slightly above the 25th percentile, aggregate target total direct compensation was equal to 84% of the 50th percentile.  Pay competitiveness comparisons reflected the impact of the KUPI acquisition, which significantly increased the size of our Company and corresponding executive market values.  As previously noted, when evaluating our executive compensation program, the Committee considers a variety of other factors in addition to external market data, such as Company and individual performance, and each NEO’s qualifications, skill sets, and past and expected future contributions towards our success.

2017 Executive Compensation Program Decisions

Base Salary

We attribute much of our success to our highly-experienced executive management team, and the strength of their leadership has been clearly demonstrated by our exceptional long-term performance results and growth.  In order to remain competitive among our industry peers, the Committee believes it should set compensation at market-competitive levels that reflect the executive’s experience, role and responsibilities.  In Fiscal 2017, the Committee approved base salary increases to Messrs. Bedrosian, Galvan, Smith and Ehlinger to bring them to the 50th percentile of comparable organizations, as reported in Pearl Meyer’s May 2016 market pay analysis.  Prior to these market adjustments, salaries for these executives were well below 50th percentile market values, which increased considerably following the KUPI acquisition.  No increase was provided for Mr. Abt, whose base salary was already near the 50th percentile.

NEO	2016 Base Salary	2017 Base Salary	% Change
Arthur P. Bedrosian	$615,129	$735,000	19%
Martin P. Galvan	$354,916	$415,000	17%
Kevin Smith	$314,974	$370,000	17%
Robert Ehlinger	$242,823	$280,000	15%
John Abt	$289,632	$289,632	—

Short-Term Incentives (Annual Bonus)

The Company’s NEOs participate in an annual bonus program, which is designed to reinforce the annual business plan and budgeted goals and to recognize yearly performance achievements focused primarily on financial and operating results.  Actual payouts can range from 0% (below threshold) to 200% (superior performance) of target awards and are paid in cash.  The Committee sets each NEO’s threshold, target and superior bonus opportunity as a percentage of base salary, as follows:

	Annual Bonus Opportunity As a % of Salary
NEO	Threshold (25% of Target)	Target (100% of Target)	Superior (200% of Target)
Arthur P. Bedrosian	22.5%	90%	180%
Martin P. Galvan Kevin Smith John Abt	15%	60%	120%
Robert Ehlinger	12.5%	50%	100%

In Fiscal 2017, Mr. Bedrosian’s target award opportunity was increased from 80% of salary to 90% of salary to align more closely with 50th percentile market values.  Expressed as percentages of salary, Fiscal 2017 award opportunities for all other NEOs were the same as those established in Fiscal 2016.

The overall annual bonus plan for Fiscal 2017 was comprised of two components:

•                  Corporate Financial & Operational Goals: 90% (95% for the CEO) of the total target award opportunity is tied to operating results versus targets established by the Committee to promote a focus on Company-wide profitable growth and collaboration:

	Weighting (Out of 100%)
Performance Metric	CEO	Other NEOs
Adjusted Operating Income	50%	50%
Adjusted Earnings Per Share (“EPS”)	25%	20%
Adjusted Net Sales	20%	20%
Individual Objectives	5%	10%

Fiscal 2017 performance metrics and weightings were the same as those established in Fiscal 2016.  Adjusted Operating Income is defined as operating income excluding bonus and stock-based compensation expense, as further adjusted for certain non-recurring items.

Adjusted EPS is defined as diluted EPS excluding bonus and stock-based compensation expense, as further adjusted for certain non-recurring items.  Adjusted Net Sales is defined as Net Sales excluding the impact of a customer settlement charge.  Any adjustments are reviewed and approved by the Committee.

•                  Individual Objectives: 10% (5% for the CEO) of the total target award opportunity is based on the achievement of pre-established quantitative and qualitative individual goals, to promote individual accountability and “line of sight.”  Fiscal 2017 goals were tied to various strategic, financial and operational objectives, taking into consideration each NEO’s job function and responsibilities.  For competitive harm reasons, the Company does not disclose specific details on individual goals and strategic objectives.

2017 Short-Term Incentives (Annual Bonus): Results and Payouts

•                  Corporate Financial & Operational Results (Collectively Weighted 90% to 95% of Target Award). Fiscal 2017 Target goals for Adjusted Operating Income, Adjusted EPS, and Adjusted Net Sales were set well above Fiscal 2016 actual levels, taking into consideration the impact of the KUPI acquisition.  The Committee maintained the hurdle for Fiscal 2017 Threshold performance goals at 90% of Target goals and Superior goals at 120% of Target.  The Committee viewed these performance hurdles as very challenging in light of then-current internal forecasts and economic conditions.  Fiscal 2017 financial performance goals and actual results are shown in the following table:

	Weighting	Performance Goals
Performance Metric	(Out of 100%)	Threshold	Target	Superior	Actual
Adjusted Operating Income ($ millions)	50%	$283.0	$314.4	$377.3	$238.0
Adjusted EPS	20% (25% for CEO)	$3.75	$4.17	$5.00	$3.00
Adjusted Net Sales ($ millions)	20%	$653.1	$725.7	$870.8	$637.3

Actual Fiscal 2017 performance results were below Threshold levels for all three financial metrics.  Actual Adjusted Operating Income for Fiscal 2017 excluded pre-tax items totaling approximately $143.8 million, including acquisition-related expenditures, impairments, purchase accounting-related expenses due to the KUPI acquisition, and other non-recurring items.  Actual Adjusted EPS excluded the same $143.8 million in pre-tax items plus $20.7 million in non-cash interest expense as well as the related tax effects for all of these items. The Adjusted Net Sales performance metric excluded $4.0 million related to an adjustment to the Fiscal 2016 Settlement Agreement with a former customer.

Total Annual Bonus

Based on our below-threshold financial performance results and individual contributions, no payouts were earned by the NEOs under the Annual Bonus Plan.

Long-Term Incentives

In Fiscal 2015, the Committee approved a long-term incentive program that ties equity grant levels to Company performance, using the same financial and operational metrics as under the Annual Bonus Plan.  Actual grants could range from 0% (for below threshold results) to 150% (for superior performance) of target award levels.  Award funding levels for 2016 and 2017 performance cycles were as follows:

Performance Result	Percentage of Target Equity Grants Earned (as % of Target Grant)
Below Threshold	0% (subject to Committee discretion)
Threshold (90% of Target)	50%
Target (100% of Target)	100%
Superior (120% of Target)	150%

Grants Made in Fiscal 2017 (Based on Fiscal 2016 Performance)

Expressed as percentages of base salary, Fiscal 2016 target award opportunities were equal to 200% for Mr. Bedrosian, 125% for Mr. Galvan, and 100% for all other NEOs.  Any earned awards would be provided based on a value mix of 65% restricted stock and 35% stock options.

In Fiscal 2016, the Company achieved financial performance results between Threshold and Target levels for Adjusted Net Sales and below Threshold levels for profitability.  Based on Company financial and individual performance results, the Committee approved the following grants to NEO in Fiscal 2017, with grant date values ranging from approximately 15% to 18% of target award levels, and effective as of July 27, 2016:

	Equity Grants Earned Based on Fiscal 2016 Performance
NEO	# of Stock Options	# of Restricted Shares
Arthur P. Bedrosian	4,088	3,718
Martin P. Galvan	1,769	1,609
Kevin Smith	1,570	1,428
Robert Ehlinger	968	881
John Abt	1,155	1,050

These stock options vest in three equal annual increments, beginning on the first anniversary of grant and expire on the tenth anniversary from the date of grant. Each stock option has an exercise price of $31.30, equal to our closing stock price on the date of grant.  Restricted stock also vests in three equal annual increments, beginning on the first anniversary of grant.

Special Recognition Restricted Stock Grants in Fiscal 2017 for KUPI Integration

To recognize the ongoing success related to the integration of KUPI, the Committee approved one-time restricted stock grants to our NEOs in November 2016 as follows:

NEO	Special Recognition Restricted Stock Grant (# of Shares)
Arthur P. Bedrosian	3,351
Martin P. Galvan	2,681
Kevin Smith	2,681
Robert Ehlinger	2,681
John Abt	2,681

In approving these awards, the Committee considered the efforts and contributions of each executive towards the successful integration of KUPI, the maintenance and expansion of customer relationships, and significant progress made towards achieving targeted cost synergies.  Grants were made on November 9, 2016 and vest in three annual increments, beginning on the first anniversary of grant.

Grants Made in Fiscal 2018 (Based on Fiscal 2017 Performance)

Expressed as percentages of salary, target award opportunities for Messrs. Bedrosian, Galvan, and Smith were increased to position target total direct compensation more in line with 50th percentile market values for comparable organizations, while no changes were made for Messrs. Abt and Ehlinger.  Mr. Bedrosian’s target award opportunity was increased to 300% of salary, Mr. Galvan’s target award opportunity was increased to 200% of salary, and Mr. Smith’s target award opportunity was increased to 150% of salary.  The Committee also modified the mix for any earned awards, with 45% of the grant value provided in the form of restricted stock, 30% in the form of stock options, and 25% in the form of performance-based restricted stock based on our three-year TSR relative to industry peers.

Based on below-threshold Company and individual performance results in Fiscal 2017, no equity grants were earned by NEOs.  If Fiscal 2017 performance goals had been achieved, equity grants would have occurred in July 2017 and been included in the Summary Compensation Table and Grants of Plan-Based Awards Table in the Form 10-K and proxy filings for Fiscal 2018, per current SEC reporting requirements.

Other Policies, Programs and Guidelines

The Company currently maintains a clawback policy under the Sarbanes-Oxley Act, with incentive awards for the CEO and CFO subject to recoupment in the event of a material financial restatement triggered by fraud or misconduct.  Additionally, any employee who violates the provisions of the Company’s Code of Business Conduct and Ethics is subject to disciplinary penalties that may include termination of employment.

The Committee intends to comply with any regulatory requirements pertaining to clawback provisions under the Dodd-Frank Act once rules are finalized by the SEC and New York Stock Exchange. NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package.  The Committee believes that these programs and benefits support our compensation philosophy, part of which is to provide compensation that is sufficiently competitive to attract, motivate and retain an executive team fully capable of driving exceptional performance.  The Committee periodically reviews these programs to validate that they are reasonable and consistent with market practice.  Attributed costs of the personal benefits available to the NEOs are included in column (h) of the Summary Compensation Table on page 25.

•                  Retirement Benefits. Each of our NEOs is eligible to participate in a 401(k) plan that is available to all employees.  The Company provides matching contributions on a $0.50 basis up to 8% of the contributing employee’s base salary, subject to limitations of the 401(k) plan and applicable law.

•                  Other Benefits. Our NEOs are eligible to participate in the same health benefits available to all other employees — there are no special medical plans for our NEOs.  Lannett provides life insurance for NEOs which would, in the event of death, pay up to $500,000 to designated beneficiaries.  Premiums paid for coverage above $50,000 are treated as imputed income.  Lannett also provides short- and long-term disability insurance which would, in the event of disability, pay the NEO 70% of his base salary up to the plan limits of $2,000 per week for short-term disability and $15,000 per month for long-term disability.  The NEOs are also provided with car allowances.

•                  Post-Termination Pay. The Committee believes that reasonable severance and change-in-control benefits are necessary in order to recruit and retain qualified senior executives and are generally required by the competitive recruiting environment within our industry and the marketplace in general.  These severance benefits reflect the fact that it may be difficult for our NEOs to find comparable employment within a short period of time, and are designed to alleviate concerns about the loss of his or her position without cause.  The Committee also believes that a change-in-control arrangement will provide security that will likely reduce the reluctance of an NEO to pursue a change in control transaction that could be in the best interest of our shareholders.  Lannett’s severance plan is designed to pay severance benefits to a NEO for a qualifying separation.  For the CEO, the severance plan provides for payment of three times base salary, plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved.  For the other NEOs, the severance plan provides for a payment of 18-months of base salary, plus a pro-rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

•                  Tax and Accounting Implications. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of a NEO’s compensation that exceeds $1,000,000 per year unless the compensation is paid under a performance-based plan that has been approved by shareholders.  The Committee believes that it is generally preferable to comply with the requirements of 162(m) through, for example, the use of certain types of equity grants under our 2014 Long-Term Incentive Plan.

However, to maintain flexibility in compensating NEOs in a manner consistent with our compensation philosophy, the Committee may elect to provide compensation outside those requirements when it deems appropriate.  The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

Looking Ahead: Executive Compensation Program Changes for Fiscal 2018

For Fiscal 2018, the Committee decided to not increase base salaries for NEOs, to modify the short-term incentive (Annual Bonus) design, and to modify the long-term incentive plan design, as shown below:

•                  Short-Term Incentives (Annual Bonus).  For Fiscal 2018, performance metrics are similar to those for Fiscal 2017, with a revised mix that places increased emphasis on the strategic / individual objectives component to further reinforce line of sight and key strategic initiatives such as product development and launches:

Performance Metrics	Weighting (Out of 100%)
Adjusted Operating Income	40%
Adjusted EPS	20%
Adjusted Net Sales	20%
Strategic / Individual Objectives	20%

The target annual bonus opportunity for Mr. Bedrosian increased to 100% of base salary, to more closely align annual cash compensation with 50th percentile market values.  For other NEOs, target annual bonus opportunities, expressed as percentages of base salary, are the same as in Fiscal 2017.  Based on established Target performance goals for Fiscal 2018, the Committee chose to set Threshold performance levels at 85% of Target and Superior performance levels at 120% of Target.

•                  Long-Term Incentives. Expressed as percentages of base salary, target long-term incentive award opportunities for all NEOs are the same as those for Fiscal 2017.  The target value mix for equity grants is the same as in Fiscal 2017 and is summarized below:

Award Vehicle	Weighting (Out of 100%)	Performance Criteria
Restricted Stock	45%	Grant levels based on Fiscal 2018 Company
Stock Options	30%	performance
Performance Shares	25%	3-year relative TSR

Equity grant levels for the stock option and restricted stock components will be based on the Company’s Fiscal 2018 financial performance using the same corporate metrics as under the Annual Bonus Plan.  Based on established Target performance goals for Fiscal 2018, and consistent with performance ranges within the Fiscal 2018 Annual Bonus Plan design, the Committee set award levels as follows:

Fiscal 2018 Performance Result	Percentage of Target Award Opportunity Earned
Below Threshold	— (subject to Committee discretion)
Threshold (85% of Target)	50%
Target (100% of Target)	100%
Superior (120% of Target)	150%

Stock option and restricted stock grants, if any, will occur following the end of Fiscal 2018, with earned awards vesting in three equal annual increments based on continued service.

For the performance share component, award opportunities can range from 0% to 200% of target levels, based on our three-year TSR relative to companies in the S&P Pharmaceuticals Select Industry Index, as follows:

Lannett Three-Year Relative TSR vs. S&P Pharmaceuticals Select Index	Percentage of Target Award Opportunity Earned
Below 40th Percentile	—
40th Percentile	50%
50th Percentile	100%
80th Percentile or Higher	200%

Because they are tied to prospective goals, performance share grants will occur during the first 90 days of each three-year cycle.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed, discussed and approved the CD&A as set forth above with management.  Taking this review and discussion into account, the undersigned Committee members recommend to the Board of Directors that the CD&A be included in the annual report on Form 10-K and in this Proxy Statement.

Paul Taveira, Chairman
David Drabik
James Maher

Albert Paonessa III

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The tables and narratives set forth below provide specified information concerning the compensation of our Named Executive Officers (NEOs) for the fiscal year ended June 30, 2017.

Summary Compensation Table

This table summarizes all compensation paid to or earned by our NEOs for fiscal years 2017, 2016 and 2015.

Name and Principal Position (a)	Fiscal Year (b)	Salary (c)	Bonus (d)	Restricted Stock Awards (e)	Options Awards (f)	Non-equity incentive plan compensation (g)	All Other Compensation (h)	Total (i)
Arthur P. Bedrosian	2017	$735,000	$—	$184,399	$62.669	$—	$99,477	$1,081,544
Chief Execute Officer	2016	615,129	811,484	657,298	400,977	45,917	78 382	2.609.187
	2015	555,170	—	620,494	1,613,437	802.576	70,102	3,661,780

Martin P. Galvan	2017	$415,000	$—	$104,786	$27,119	$—	$21.842	$568,746
Vice President of Finance and Chief Financial Officer	2016	354,916	492,928	239,168	235,915	23,844	28.917	1,375,688
	2015	326,510	—	275,775	504,199	377,613	38.377	1,522,475

Kevin Smith	2017	$370,000	$—	$99.121	$24.068	$—	$21.967	$515,156
Senior Vice President of Sales and Marketing	2016	314,974	178,840	210.160	206,787	21,160	24.869	956,790
	2015	286,340	—	330.930	436,973	331,156	35,786	1,421,185

Robert Ehlinger	2017	$280,000	$—	$82.000	$14,839	$—	$29.578	$406.417
Vice President of Logistics and Chief Information Officer	2016	242,823	229,228	167,536	165,324	13,595	36,400	854.906
	2015	236,900	$—	—	168,066	216,470	29,261	650,698

John Abt	2017	$289,632	$—	$87.289	$17,706	$—	$20,218	$414,845
Vice President of Quality	2016	289,632	154,321	52,688	51,697	19,458	16,341	584,137
	2015	71,500		152,685	—	69,427	2,285	295.897

All Other Compensation

The following summarizes the components of column (h) of the Summary Compensation Table above:

		Company Match
		Contributions	Auto		Excess Life
Name and Principal Position	Fiscal Year	401(k) Plan	Allowance	Pay in Lieu of Vacation	Insurance	Total
Arthur P. Bedrosian	2017	$8,152	$13,500	$76,327	$1,498	$99,477
Chief Executive Officer	2016	8,000	13,500	55,598	1,284	78,382
	2015	10,715	13,500	44,841	1,046	70,102

Martin P. Galvan	2017	$10,447	$10,800	$—	$594	$21,842
Vice President of Finance, Chief Financial Officer and Treasurer	2016	10,197	10,800	7,508	411	28,917
	2015	8,893	10,800	18,288	396	38,377

Kevin Smith	2017	$8,199	$13,500	$—	$268	$21,967
Senior Vice President of Sales and Marketing	2016	8,678	13,500	2,423	268	24,869
	2015	9,423	13,500	12,665	198	35,786

Robert Ehlinger	2017	$6,757	$10,800	$11,674	$347	$29,578
Vice President of Logistics and Chief Information Officer	2016	8,030	10,800	17,312	258	36,400
	2015	8,030	10,800	10,173	258	29,261

John Abt	2017	$9,275	$10,800	$—	$143	$20,218
Vice President of Quality	2016	5,403	10,800	—	138	16,341
	2015	—	2,285	—	—	2,285

Grants of Plan-Based Awards in Fiscal 2017

								All Other Stock	All Other Option
		Estimated Future Payouts						Awards:	Awards:		Grant Date
		Under Non-Equity Incentive			Estimated Future Payouts Under			Number of	Number of	Exercise or	Fair Value of
		Plan Awards			Equity Incentive Plan Awards			Shares of	Securities	Base Price	Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stocks or Units	Underlying	of Option	Options
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#) (1) (2)	Options (#) (1)	Awards	Awards (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	($/sh) (3)	(i)

Arthur P. Bedrosian	7/27/2016							3,718			$116,373
Chief Executive Officer	11/9/2016							3,351			$68,025
	7/27/2016								4,088	$31.30	$62,669

Martin P. Galvan	7/27/2016							1,609			$50,362
Vice President of Finance and Chief Financial Officer	11/9/2016							2,681			$54,424
	7/27/2016								1,769	$31.30	$27,119

Kevin Smith	7/27/2016							1,428			$44,696
Senior Vice President of Sales and Marketing	11/9/2016							2,681			$54,424
	7/27/2016								1,570	$31.30	$24,068

Robert Ehlinger	7/27/2016							881			$27,575
Vice President of Logistics and Chief Information Officer	11/9/2016							2,681			$54,424
	7/27/2016								968	$31.30	$14,839

John Abt	7/27/2016							1,050			$32,865
Vice President of Quality	11/9/2016							2,681			$54,424
	7/27/2016								1,155	$31.30	$17,706

(1)              Stock options and restricted stock granted to NEOs on 7/27/16 were awarded to recognize the Company’s Fiscal 2016 performance, and vest in three equal annual increments.

(2)              Restricted stock grants on 11/9/16 were awarded to recognize the successful ongoing integration of KUPI, and vest in three equal annual increments.

(3)              The exercise price was equal to the Company’s closing stock price on the date of grant.

(4)              Stock options were valued using the Black-Scholes option pricing model. The assumptions used in fair value calculations are described in Note 17, “Share-based Compensation,” in the Form 10-K.  The grant date fair value for other stock grants reflects the number of shares multiplied by the Company’s closing stock price on the applicable date of grant.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth information concerning the outstanding stock awards held at June 30, 2017 by each of the NEOs. The options were granted ten years prior to the option expiration date and vest over three years from that grant date.  Restricted shares vest three years from the date of grant.

								Equity	Equity
			Equity					Incentive Plan	Incentive Plan
			Incentive Plan					Awards:	Awards:
			Awards:					Number of	Market or
	Number of	Number of	Number of			Number of		Unearned	Payout Value
	Securities	Securities	Securities			Shares or	Market Value	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	of Shares or	or Other	Shares, Units
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Units of Stock	Rights That	or Other
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	That Have Not	Have Not	Rights That
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Have Not
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	Vested ($)
Arthur P. Bedrosian	30,000	—	—	$2.80	9/18/2018
Chief Executive Officer	75,000	—	—	$6.94	10/29/2019
	89,500	—	—	$3.55	8/25/2021
	64,000	—	—	$4.16	10/25/2022
	90,000	—	—	$13.86	9/4/2023
	64,000	32,000	—	$34.77	8/11/2024
	5,093	10,187	—	$59.20	7/21/2025
	—	4,088	—	$31.30	7/26/2026
						16,656	$339,782

Martin P. Galvan	40,000	—	—	$4.73	7/15/2021
Vice President of Finance and Chief Financial Officer	32,000	—	—	$4.16	10/25/2022
	50,000	—	—	$13.86	9/4/2023
	20,000	10,000	—	$34.77	8/11/2024
	2,996	5,994	—	$59.20	7/21/2025
	—	1,769	—	$31.30	7/26/2026
						9,484	$193,474

Kevin Smith	11,667	—	—	$4.16	10/25/2022
Senior Vice President of Sales and Marketing	30,000	—	—	$13.86	9/4/2023
	17,333	8,667	—	$34.77	8/11/2024
	2,626	5,254	—	$59.20	7/21/2025
	—	1,570	—	$31.30	7/27/2026
						9,476	$193,310

Robert Ehlinger	11,667	—	—	13.86	9/4/2023
Vice President of Logistics and Chief Information Officer	6,666	3,334	—	34.77	8/11/2024
	2,100	4,200	—	59.20	7/21/2025
		968		31.30	7/26/2026
						5,449	$111,160

John Abt	656	1,314	—	$59.20	7/21/2025
Vice President of Quality	—	1,155	—	$31.30	7/26/2026
						5,075	$103,530

Options Exercised and Stock Vested During the Fiscal Year Ended June 30, 2017

The following table sets forth information concerning stock options exercised and stock awards that vested during Fiscal 2017 for each of the NEOs.

	Options		Stock Awards
	Number of Shares	Value	Number of	Value
Name and Principal Position	Acquired	Realized	Shares Acquired	Realized
(a)	On Exercise	on Exercise	on Vesting	on Vesting
Arthur P. Bedrosian	95,325	$1,802,682	8,960	$264,184
Chief Executive Officer

Martin P. Galvan	—	$—	4,680	$138,223
Vice President of Finance and Chief Financial Officer

Kevin Smith	—	$—	5,183	$152,593
Senior Vice President of Sales and Marketing

Robert Ehlinger	—	$—	943	$28,922
Vice President of Logistics and Chief Information Officer

John Abt	—	$—	1,046	$25,953
Vice President of Quality

Employment and Separation Agreements

The Company has entered into employment agreements with its current NEOs.  Each of the agreements provides for an annual base salary and eligibility to receive a bonus.  The salary and bonus amounts of these executives are determined by the review and approval of the Compensation Committee in accordance with the Committee’s charter as approved by the Board of Directors.  Additionally, these executives are eligible to receive stock options and restricted stock awards.  Under the agreements, these executive employees may be terminated at any time with or without cause, or by reason of death or disability.  In certain termination situations, the Company is liable to pay these executives severance compensation as discussed in the table below.

Potential Payments upon Termination or Change in Control

The following table assumes that the relevant triggering event occurred on June 30, 2017.  The fair market values of share-based compensation (i.e. Stock Options and Restricted Stock) were calculated using the closing price of Lannett Company, Inc. stock ($20.40) on June 30, 2017, which was the last trading day of Fiscal 2017.  The “spread,” the difference between the fair market value of Lannett Company’s stock on June 30, 2017, and the option exercise price, was used for valuing stock options.

			Acceleration and
			Exercisability	Acceleration
	Base	Annual	Of Unvested	Of Unvested	Insurance
	Salary	Cash	Stock Option	Restricted	Benefit	Other
Name	Continuation	Bonus	Awards	Stock	Continuation	Benefits	Total
Arthur P. Bedrosian
Without Cause/With Good Reason (1) (2)	2,205,000	—	—	339,782	46,735	7,484	2,599,001
For Cause (3) (4)	—	—	—	—	—	7,484	7,484
Retirement / Death / Disability (3)	—	—	—	—	—	7,484	7,484
Change in Control (5)	2,205,000	—	—	339,782	46,735	7,484	2,599,001
Martin P. Galvan
Without Cause/With Good Reason (1) (2)	622,500	—	—	193,474	36,933	6,056	858,963
For Cause (3) (4)	—	—	—	—	—	6,056	6,056
Retirement / Death / Disability (3)	—	—	—	—	—	6,056	6,056
Change in Control (5)	622,500	—	—	193,474	36,933	6,056	858,963
Kevin R. Smith
Without Cause/With Good Reason (1) (2)	555,000	—	—	193,310	47,410	6,004	801,724
For Cause (3) (4)	—	—	—	—	—	6,004	6,004
Retirement / Death / Disability (3)	—	—	—	—	—	6,004	6,004
Change in Control (5)	555,000	—	—	193,310	47,410	6,004	801,724
Robert Ehlinger
Without Cause/With Good Reason (1) (2)	420,000	—	—	111,160	3,645	6,708	541,512
For Cause (3) (4)	—	—	—	—	—	6,708	6,708
Retirement / Death / Disability (3)	—	—	—	—	—	6,708	6,708
Change in Control (5)	420,000	—	—	111,160	3,645	6,708	541,512
John Abt
Without Cause/With Good Reason (1) (2)	434,448	—	—	103,530	38,181	2,456	578,615
For Cause (3) (4)	—	—	—	—	—	2,456	2,456
Retirement / Death / Disability (3)	—	—	—	—	—	2,456	2,456
Change in Control (5)	434,448	—	—	103,530	38,181	2,456	578,615

(1) Each employment agreement ranges from 1-3 years and is automatically renewed unless notice is given by either party.  Any non-renewal of the existing employment agreements by the Company and any resignation of the Executive with Good Reason both constitute a termination without Cause.  Under the existing employment agreements base salary continuation for a period of 18-36 months, pro-rated cash bonus as if all targets and goals were achieved subject to any applicable cap on cash payments, acceleration of exercisability of unvested stock option awards, acceleration of unvested restricted stock, and insurance benefit continuation for a period of 18 months (collectively “Severance Compensation”) will only be made if the Executive executes and delivers to the Company, in a form prepared by the Company, a release of all claims against the Company and other appropriate parties, excluding the Company’s performance obligation to pay Severance Compensation and the Executive’s vested rights under the Company sponsored retirement plans, 401(k) plans and stock ownership plans (“General Release”).  Severance Compensation is paid in equal monthly installments over a 12 month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date.  Earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(2)  Under the existing employment agreements, Good Reason is defined as giving written notice of his resignation within thirty (30) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events: (A) the assignment to Executive of duties materially and adversely inconsistent with Executive’s position or a material and adverse alteration in the nature of his duties, responsibilities and/or reporting obligations, (B) a reduction in Executive’s Base Salary or a failure to pay any such amounts when due; or (C) the relocation of Company headquarters more than 100 miles from its current location.  Good Reason is also defined to include any other reason provided the Executive gives at least thirty (30) days prior written notice to Company.

(3) Under the existing employment agreements,  if the Executive is terminated For Cause; by death; by disability; resigns without Good Reason; or retires; earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.

(4) For Cause generally means Executive’s willful commission of an act constituting fraud, embezzlement, breach of fiduciary duty, material dishonesty with respect to the Company, gross negligence or willful misconduct in performance of Executive duties, willful violation of any law, rule or regulation relating to the operation of the Company, abuse of illegal drugs or other controlled substances or habitual intoxication, willful violation of published business conduct guidelines, code of ethics, conflict of interest or other similar policies, and Executive becoming under investigation by or subject to any disciplinary charges by any regulatory agency having jurisdiction over the Company (including but not limited to the Drug Enforcement Administration (DEA), Food and Drug Administration (FDA) or the Securities and Exchange Commission (SEC)) or if any complaint is filed against the Executive by any such regulatory agency.

(5) Under the existing employment agreements a Change in Control is defined as a “change in ownership of the Company”, “a change in effective control of the Company”, or “a change in ownership of a substantial portion of the Company’s assets.”  If the Executive is terminated by the Company without Cause or resigns with Good Reason within 24 months of a Change in Control event, the Executive shall be entitled to earned but unpaid base salary, accrued but unpaid annual bonus (if the Executive otherwise meets the eligibility requirements) and accrued but unpaid paid time off and other miscellaneous items.  These items are to be paid in a single lump sum in cash no later than the earlier of: (1) the date required under applicable law; or (2) 60 days following the Termination Date.  Additionally, the Executive shall be entitled to Severance Compensation to be paid in equal monthly installments over a 12 month period to commence on the 90th day following the Termination Date provided the Executive has not revoked the General Release prior to that date.  A written notice that the Executive’s employment term is not extended within the 24-month period after a Change in Control shall be deemed a termination without Cause, unless the Executive and the Company execute a new employment agreement.

COMPENSATION OF DIRECTORS

Our Board of Directors is actively involved in providing strategic direction and fiduciary oversight to the Company. During Fiscal 2017 we had a total of six Board members, which resulted in a significant workload for our directors, with our four independent directors serving on an average of three committees each.  Our Board of Directors held numerous meetings and teleconferences in Fiscal 2017 in carrying out its responsibilities.

For Fiscal 2017, our non-employee directors received a cash retainer of $90,000, payable in monthly increments of $7,500, for Board and committee service.  For serving as Lead Independent Director, Mr. Drabik also receives an additional retainer of $1,000 per month.  Our independent directors also received additional cash fees ranging from $2,000 to $4,000 for participating in Special Committee meetings during Fiscal 2017.  No other cash retainers or meeting fees were provided.

Board members receive annual equity grants to recognize their service during the prior fiscal year.  Grant levels may vary from year to year based on Company performance.  Based on the Company’s performance and the significant efforts and contributions of our directors in Fiscal 2016, in July 2016, each non-employee Board member received an award of 4,075 common shares with a grant date value of $124,980, immediately vested at grant. These grants are shown in the table below, since they occurred in Fiscal 2017.  Based on the Company’s performance and the significant efforts and contributions of our directors in Fiscal 2017, in July 2017, each non-employee Board member received an award of 6,977 common shares with a grant date value of $150,006.  Grant date values for this grant will be reported in the director compensation table for Fiscal 2018, since the grant occurred after the end of Fiscal 2017.  As an executive director, Mr. Bedrosian does not receive an additional grant for board service.

Effective in July 2014, the Board of Directors approved stock ownership guidelines for non-employee directors equal to three times their cash retainer.  Non-employee directors must meet required ownership levels within five years of first becoming subject to the guidelines.  All directors other than Mr. Paonessa, who joined the board in Fiscal 2016, and Mr. Patrick LePore, who joined the board in Fiscal 2018, currently meet required ownership levels.

We maintain policies that prohibit Directors from pledging Lannett stock or engaging in activity considered hedging of our common stock, and none of our Directors has pledged Lannett stock as collateral for a personal loan or other obligations.

The following table shows compensation information for Fiscal 2017 for non-employee members of our Board of Directors.

					Change in
					Pension Value
				Non-Equity	and Nonqualified
	Fees	Stock	Options	Incentive Plan	Deferred	All Other
	Earned	Awards (1)	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jeffrey Farber	90,000	$124,980	—	—	—	—	214,980
David Drabik	105,500	$124,980	—	—	—	—	230,480
Paul Taveira	93,000	$124,980	—	—	—	—	217,980
James Maher	94,000	$124,980	—	—	—	—	218,980
Albert Paonessa III	92,000	$124,980	—	—	—	—	216,980

(1)         Reflects grant date award value for equity grants received in Fiscal 2017 to recognize Board service in 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

The responsibility for the review of transactions with “related persons” (as defined below) has been assigned to the Audit Committee of the Board of Directors, which is comprised of three independent directors.  “Related persons” are defined as directors and executive officers or their immediate family members or stockholders owning more than five percent of the Company’s common stock.  The Audit Committee annually reviews related party transactions with any related person in which the amount exceeds $120,000.

The Company had net sales of $3.7 million, $3.1 million and $1.9 million during the fiscal years ended June 30, 2017, 2016 and 2015, respectively, to a generic distributor, Auburn Pharmaceutical Company (“Auburn”).  Jeffrey Farber, Chairman of the Board, is the owner of Auburn.  Accounts receivable includes amounts due from Auburn of $751 thousand and $682 thousand at June 30, 2017 and 2016, respectively.

The Company also had net sales of $1.7 million during the fiscal year ended June 30, 2017 to a generic distributor, KeySource Medical (“KeySource”).  Albert Paonessa, a current board member, was appointed the CEO of KeySource in May 2017.  Accounts receivable includes amounts due from KeySource of $606 thousand as of June 30, 2017.

As part of its review, the Audit Committee noted that the amount of net sales to Auburn approximated 0.6%, 0.6% and 0.5% of total net sales during the fiscal years ended June 30, 2017, 2016 and 2015, respectively.  The Audit Committee also noted that the amount of net sales to KeySource approximated 0.3% of total net sales during the fiscal year ended June 30, 2017.

The Audit Committee reviewed an analysis of sales prices charged to Auburn and KeySource, which compared the average sales prices by product for Auburn and KeySource sales to the average sales prices by product to other Lannett customers during the same period.  As a result of this analysis, the Audit Committee ratified the net sales made to Auburn and KeySource during the fiscal years ended June 30, 2017 and 2016.

PROPOSAL NO.  1 — ELECTION OF DIRECTORS

NOMINEES

The Company’s Bylaws provide that the number of directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board.  Currently, there are seven members of the Board.  The Board nominates the six persons named below all of whom are currently serving on the Board, for election to the Board.  Mr. Bedrosian, who is currently the Chief Executive Officer and a member of the Board, will no longer serve as a director of the Company after the completion of the Annual Meeting.  The Company previously announced that the Board is in the process of searching for a new Chief Executive Officer, and once a new Chief Executive Officer has been selected, Mr. Bedrosian will step down from that role.  The Board anticipates that it will appoint the new Chief Executive Officer to fill the vacancy created by Mr. Bedrosian no longer being on the Board.  As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director.  The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company until the next Annual Meeting or until their earlier resignation or removal.

The following list identifies the nominees for election to the Board and sets forth certain information regarding each nominee.  All nominees are currently serving as directors of the Company.  A majority of the directors on the Board are independent, as defined by the rules of the New York Stock Exchange (“NYSE”).  Those directors are referred to as “independent” below.

Jeffrey Farber, 57, was appointed a Director of the Company in May 2006 and was appointed Chairman of the Board of Directors in July 2012.  Jeffrey Farber joined the Company in August 2003 as Secretary.  Since 1994, Mr. Farber has been President and the owner of Auburn Pharmaceutical (“Auburn”), a national generic pharmaceutical distributor.  Prior to starting Auburn, Mr. Farber served in various positions at Major Pharmaceutical (“Major”), where he was employed for over 15 years.  At Major, Mr. Farber was involved in sales, purchasing and eventually served as President of the Midwest division.  Mr. Farber also spent time working at Major’s manufacturing division, Vitarine Pharmaceuticals, where he served on its Board of Directors.  Mr. Farber graduated from Western Michigan University with a Bachelors of Science Degree in Business Administration and participated in the Pharmacy Management Graduate Program at Long Island University.

The Governance and Nominating Committee concluded that Mr. Farber is qualified and should continue to serve, due, in part, to his significant experience in the generic drug industry and his ongoing role as the owner of a highly regarded and successful generic drug distributor.  His skills include a thorough knowledge of the generic drug marketplace and drug supply chain management.

David Drabik, 49, was elected a Director of the Company in January 2011.  Mr. Drabik is a National Association of Corporate Directors Governance Fellow.  Since 2002, Mr. Drabik has been President of Cranbrook & Co., LLC (“Cranbrook”), an advisory firm primarily serving the private equity and venture capital community.  At Cranbrook, Mr. Drabik assists and advises its clientele on originating, structuring and executing private equity and venture capital transactions.  From 1995 to 2002, Mr. Drabik served in various roles and positions with UBS Capital Americas (and its predecessor UBS Capital LLC), a New York City based private equity and venture capital firm that managed $1.5 billion of capital.  From 1992 to 1995, Mr. Drabik was a banker with Union Bank of Switzerland’s Corporate and Institutional Banking division in New York City.  Mr. Drabik graduated from the University of Michigan with a Bachelors of Business Administration degree.

The Governance and Nominating Committee concluded that Mr. Drabik is well qualified and should be nominated to serve as a Director due, in part, to his understanding and involvement in investment banking.  As a global investment bank professional with extensive experience advising senior management, his skills include business analytics, financing and a strong familiarity with SEC documentation.  Mr. Drabik is an independent director as defined by the rules of the NYSE.

Paul Taveira, 58, was appointed a Director of the Company in May 2012.  Mr. Taveira has been Chief Executive Officer of the National Response Corporation, an international firm specializing in environmental services, since June 2015.  He previously served on the Board of Directors and as the Chief Executive Officer of A&D Environmental Services Inc., an environmental and industrial services company.  From 2007 to 2009, Mr. Taveira was a Managing Partner of Precision Source LLC, a manufacturer of precision parts for various industries across the United States.  From 1997 to 2007, Mr. Taveira held several positions at PSC Inc., a national provider of environmental services, including President, Vice President and Regional General Manager.  From 1987 to 1997, Mr. Taveira held several management positions with Clean Harbors Inc., an international provider of environmental and energy services.  Mr. Taveira graduated from Worcester State University with a Bachelor of Science degree in Biology.

The Governance and Nominating Committee concluded that Mr. Taveira is well qualified and should be nominated to serve as a Director due, in part, to his understanding and experience as a Chief Executive Officer and Director of various companies.  Mr. Taveira is an independent director as defined by the rules of the NYSE.

James M. Maher, 65, was appointed as a Director of the Company in June 2013.  He spent his entire 37 year professional career with PricewaterhouseCoopers (PwC) LLP, including 27 years as a partner, before retiring in June 2012.  Most recently, Mr. Maher served as the managing partner of PwC’s U.S. assurance practice, comprised of more than 1,100 partners and 12,000 staff.  Previously, he served as the regional assurance leader for the metro assurance practice.  During his tenure at PwC, Mr. Maher worked closely with senior management at several multinational companies, dealing extensively with significant acquisitions, divestitures, initial public offerings and secondary offerings.  Mr. Maher earned a bachelor’s degree in Accounting from LIU Post.

The Governance and Nominating Committee concluded that Mr. Maher is well qualified and should be nominated to serve as a Director, due to his extensive experience in the public accounting profession.  Additionally, Mr. Maher has significant experience in dealing with acquisitions, divestitures, initial public offerings and secondary offerings.  Mr. Maher is an independent director as defined by the rules of the NYSE.

Albert Paonessa, III, 57, was appointed as a Director of the Company in July 2015.  In May 2017, Mr. Paonessa was appointed the CEO of KeySource Medical, a generic distributor (“KeySource”).  Prior to that, Mr. Paonessa served as the President of Anda, Inc., the fourth largest distributor of generic drugs in the U.S., for over 10 years until January 2015.  He previously served as Anda’s Senior Vice President of Sales and before that as Vice President of IT.  Earlier, Mr. Paonessa was Vice President of Operations for VIP Pharmaceuticals, which was acquired by Anda’s parent company Andrx, in 2000.  Mr. Paonessa earned a Bachelor of Arts degree in Interpersonal Communications from Bowling Green State University.

The Governance and Nominating Committee concluded that Mr. Paonessa is well qualified and should be nominated to serve as a Director due, in part, to his significant experience in different executive roles within the generic pharmaceutical industry.  Additionally, Mr. Paonessa has a strong operational and technical background, especially in the areas of sales, IT, planning and budgeting and business development.  Currently, Mr. Paonessa is an independent director as defined by the rules of the NYSE.  Effective January 1, 2018, Mr. Paonessa will no longer be an independent director under the NYSE standards.

Patrick G. LePore, 62, was appointed as a Director of the Company in July 2017.  Mr. LePore served as chairman, CEO and president of Par Pharmaceuticals, Inc., until the company’s acquisition by private equity investor TPG in 2012.  He remained as chairman of the new company where he led the sale of the company to Endo Pharmaceuticals.  Mr. LePore began his career with Hoffmann LaRoche.  Later, he founded Boron LePore and Associates, a medical communications company, which he took public and which was eventually sold to Cardinal Health.  He is a member of the board of directors of PharMerica and Innoviva, and is a trustee of Villanova University.  Mr. LePore earned his bachelor’s degree from Villanova University and Master of Business Administration from Fairleigh Dickinson University.

The Governance and Nominating Committee concluded that Mr. LePore is well qualified and should be nominated to serve as a Director due, in part, to his understanding and experience as a Chief Executive Officer and Director of highly regarded companies within the pharmaceutical industry.  Mr. LePore is an independent director as defined by the rules of the NYSE.

To the best of the Company’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest adverse to the Company.  To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past ten years.

Recommendation of the Board

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES.  UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

PROPOSAL NO.  2 — RATIFICATION OF GRANT THORNTON, LLP AS INDEPENDENT AUDITORS

The Board and the Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as the Company’s independent auditors for the fiscal year ending June 30, 2018.  Under the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — we are not required to have the stockholders ratify the selection of Grant Thornton as our independent auditors.  We are doing so because we believe it is good corporate practice to do so.  If the stockholders do not ratify the selection of Grant Thornton, the Board and the Audit Committee may reconsider whether or not to retain Grant Thornton.  Additionally, even if the selection is ratified, the Board and the Audit Committee in their sole discretion may change independent auditors at any time throughout the fiscal year.  Representatives from Grant Thornton are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Grant Thornton LLP served as the independent auditors of the Company during Fiscal 2017, 2016 and 2015.  No relationship exists, other than the usual relationship between independent public accountant and client.  The following table identifies the fees incurred for services rendered by Grant Thornton LLP in Fiscal 2017, 2016 and 2015.

(In thousands)	Audit Fees	Audit-Related	Tax Fees (1)	All Other Fees (2)	Total Fees

Fiscal 2017:	$1,502	$—	$167	$—	$1,669
Fiscal 2016:	$1,482	$—	$154	$—	$1,636
Fiscal 2015:	$499	$—	$104	$10	$613

(1) Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments and various tax planning services.

(2) Other fees include fees paid for review of various correspondences, miscellaneous studies, etc.

The non-audit services provided to the Company by Grant Thornton LLP were pre-approved by the Company’s Audit Committee.  Prior to engaging its auditor to perform non-audit services, the Company’s Audit Committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.

The Audit Committee Charter provides that pre-approval may be granted by the Audit Committee Chairman.  The Audit Committee Chairman must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THIS PROPOSAL.

PROPOSAL NO.  3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote, on an advisory basis, on the compensation of our named executive officers as disclosed under the “Executive Compensation” section of this proxy statement.  As described under the “Executive Compensation” section of this proxy statement the overall objective of our executive compensation program is to focus our executives on creating long-term shareholder value and directly linking corporate and individual performance goals with the results of the Company.  Accordingly, for the reasons discussed in the “Compensation Discussion and Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” this proposal.

While we intend to carefully consider the voting results of this proposal, the vote is advisory and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  Our Board of Directors and Compensation Committee value the opinions of all our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED UNDER THE “EXECUTIVE COMPENSATION” SECTION OF THIS PROXY STATEMENT.

PROPOSAL NO.  4 — NON-BINDING ADVISORY VOTE ON FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

As required by Regulation 14A of the Exchange Act, we are seeking a stockholder vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote on executive compensation. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two or three years. Pursuant to Section 14A of the Exchange Act, we are required to hold at least once every six years an advisory stockholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and therefore recommends a vote for a triennial advisory vote. In reaching its recommendation, our Board of Directors considered that a triennial advisory vote would permit the pay for performance elements of our compensation programs to be judged over a period of time. Our Board of Directors believes that a well-structured compensation program should include policies and practices that emphasize the creation of stockholder value over the long-term and that the effectiveness of such plans cannot be best evaluated on an annual or biennial basis.

While we intend to carefully consider the voting results of this proposal, the vote is advisory in nature and therefore not binding on us, our Directors or our Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of our all our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE HELD “EVERY THREE YEARS.”

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above.  If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

STOCKHOLDER PROPOSAL NOTICE REQUIREMENTS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposal to us at the Company’s offices at 13200 Townsend Road, Philadelphia, Pennsylvania 19154, no later than August 23, 2018.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to the Company at the aforementioned address not later than November 5, 2018.  Any proposal (other than a proposal pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Exchange Act, and the persons named in the proxy for the meeting may exercise their discretionary voting power with respect to such proposal, including voting against such proposal.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

FISCAL YEAR 2017 ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2017 accompanies this Proxy Statement.  You can obtain additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 at no charge by writing to Lannett Company, Inc., attention Chief Financial Officer, 13200 Townsend Road, Philadelphia, Pennsylvania 19154.

SIGNATURE

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December 7, 2017	LANNETT COMPANY, INC.

/s/ Jeffrey Farber
Jeffrey Farber
Chairman of the Board

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 Lannett Company, Inc. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on January 16, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/lci • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and THREE YEARS for Proposal 4. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Jeffrey Farber 02 - James M. Maher 03 - David Drabik 04 - Paul Taveira 05 - Albert Paonessa, III 06 - Patrick G. LePore For Against Abstain 3 Years 2 Years 1 Year Abstain 2. Proposal to ratify the selection of Grant Thornton, LLP as independent public accounting firm for the fiscal year ending June 30, 2018. 3. Non-binding advisory vote on the approval of executive compensation. 4. An advisory vote on the frequency of the advisory vote on executive compensation. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 5 4 3 0 8 1 02Q1MC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Lannett Company, Inc. Stockholders Wednesday, January 17, 2018 9:00 a.m. EST The Breakers Palm Beach One South County Road Palm Beach, FL 33480 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Lannett Company, Inc. Notice of 2018 Annual Meeting of Shareholders The Breakers Palm Beach One South County Road Palm Beach, FL 33480 January 17, 2018 9:00 a.m. Proxy Solicited by Board of Directors for Annual Meeting Martin P. Galvan is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Lannett Company, Inc. to be held on January 17, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3 and THREE YEARS for Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)